Exhibit 99.2

Summit Innovations LLC

Financial Statements

February 28, 2018

SUMMIT INNOVATIONS LLC

TABLE OF CONTENTS

FISCAL YEAR ENDED

FEBRUARY 28, 2018

101 Larkspur Landing Suite 321 Larkspur, CA 94939 415.448.5061 www.rbsmllp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

Summit Innovations, LLC

Denver, Colorado

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Summit Innovations, LLC (the Company) as of February 28, 2018, and the related statements of operations, members’ equity, and cash flows for the fiscal year ended February 28, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2018, and the results of its operations and its cash flows for the fiscal year ended February 28, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018.

Larkspur, CA

June 1, 2018

New York | Washington, DC | California | Nevada

China | India | Greece

Member of ANTEA International with offices worldwide

SUMMIT INNOVATIONS, LLC

BALANCE SHEET

As of February 28, 2018

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$225,906
Trade accounts receivable, net of allowance for doubtful accounts of $19,720	500,653
Inventories	267,275
Other	35,303
Total current assets	1,029,137

Property and equipment, net	654,894

TOTAL ASSETS	$1,684,031

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,119,513
Accrued expenses	21,394
Sales tax payable	200,070
Customer deposits	70,710
Current portion of long-term liabilities, related parties	6,980
Current portion of long-term liabilities	41,395
Total current liabilities	1,460,062

LONG-TERM LIABILITIES
Notes payable, related parties	573,110
Notes payable	171,205
Total long-term liabilities	744,315

MEMBERS' EQUITY (DEFICIT)
Members' capital	37,078
Accumulated deficit	(557,424)
Members' deficit	(520,346)

$1,684,031

The accompanying notes are an integral part of these financial statements

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SUMMIT INNOVATIONS, LLC

STATEMENT OF OPERATIONS

For Period from March 1, 2017 to February 28, 2018

Revenue, net of discounts and returns and allowances of $70,814	$2,389,679

Cost of Goods Sold
Product costs	1,709,423
Cost of labor	54,924
Delivery and other	199,339
1,963,686

Gross profit	425,993

Selling, general and administrative expenses
Payroll and related costs	404,276
Depreciation and amortization	76,121
Other	654,589
1,134,986

Net loss before other expenses and income taxes	(708,993)

Other expenses, interest	(24,632)

Net loss before income taxes	(733,625)

Income taxes	-

Net loss	$(733,625)

The accompanying notes are an integral part of these financial statements

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SUMMIT INNOVATIONS, LLC

Statement of Changes in Members' Equity (Deficit)

For Period from March 1, 2017 to February 28, 2018

	Number of Units	Membership Capital	Accumulated Deficit	Total
Beginning Balance, February 28, 2017	-	$-	$-	$-

Issuance of membership units	4,798,641	7,663	-	7,663
Sale of membership units	820,000	17,600	-	17,600
Membership units issued for services	4,630,893	317,645	-	317,645
Member distributions	-	(129,629)	-	(129,629)
Net loss	-	-	(733,625)	(733,625)
Reclassification of net loss for the period from inception to December 31, 2017	-	(176,201)	176,201	-
Ending Balance, February 28, 2018	10,249,534	$37,078	$(557,424)	$(520,346)

The accompanying notes are an integral part of these financial statements

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SUMMIT INNOVATIONS, LLC

STATEMENT OF CASH FLOWS

For Period from March 1, 2017 to February 28, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(733,625)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	76,121
Equity based compensation	317,645
Change in assets and liabilities:
Accounts receivable	(500,653)
Inventories	(267,275)
Other	(35,303)
Accounts payable	1,119,513
Accrued expenses	21,394
Sales tax payable	200,070
Customer deposits	70,710
Net cash used in operating activities	268,597

CASH FLOWS USED IN INVESTING ACTIVITIES,
Purchase of property and equipment	(731,015)
Net cash used in investing activities	(731,015)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long term liabilities	817,639
Payments on long term liabilities	(24,949)
Issuance of membership units, net	25,263
Distributions paid to members	(129,629)
Net cash provided by financing activities	688,324

Net increase in cash	225,906

Cash and cash equivalents, beginning	-
Cash and cash equivalents, ending	$225,906

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for taxes	$-
Cash payments for interest	$20,231

The accompanying notes are an integral part of these financial statements

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SUMMIT INNOVATIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1:	Nature of Business and Significant Accounting Policies

Nature of operations:

Summit Innovations, LLC (The Company), was organized in the state of Colorado on October 11, 2016, and began operations in March 2017. The Company was formed by its Members as a limited liability company. The Company specializes in the distribution of hydrocarbon products, such as propane, butane, and all related products to the legal cannabis industry. Hydrocarbon gases are used to turn cannabis plants into oils. The Company operates primarily in Colorado, and also has operation in several states throughout the United States.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Company considers events or transactions that occur after the balance sheet date, but before the financial statements are issued, to provide additional evidence relative to certain estimates or to identify matters that require additional disclosures.

Cash and cash equivalents:

The Company considers all short-term highly liquid investments (with original maturities of three months or less) at date of acquisition as cash equivalents, including money market funds. Cash equivalents are reported at fair value. As of February 28, 2018, the Company did not have any cash equivalents.

Trade accounts receivable and allowance for doubtful accounts:

Trade accounts receivable are customer obligations due under normal trade terms and are reported at their net realizable value. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. The Company reviews accounts receivable for uncollectible accounts and provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. The Company considers trade accounts receivable past due for more than 90 days to be delinquent. The Company writes off delinquent receivables against our allowance for doubtful accounts based on individual credit evaluations, the results of collection efforts, and specific circumstances of customers.

The Company records recoveries of accounts previously written off as an increase in allowance for doubtful accounts when received. To the extent data the Company uses to calculate these estimates does not accurately reflect bad debts; adjustments to these reserves may be required. The total allowance for doubtful accounts at February 28, 2018 was $19,720.

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SUMMIT INNOVATIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1:	Nature of Business and Significant Accounting Policies (continued)

Financial instruments:

The carrying values of cash and cash equivalents, trade receivables, accounts payable, and other current assets and liabilities approximate their fair values because of the short-term nature of these instruments. The Company has determined that it is not practical to estimate the fair value of our notes payable and because of their unique nature and the costs that would be incurred to obtain an independent valuation. The Company does not have comparable outstanding debt on which to base an estimated current borrowing rate or other discount rate for purposes of estimating the fair value of the notes payable and have not yet obtained or developed a valuation model.

Inventories:

Inventories consist of gases (e.g., butane), liquids, and related products of different chemical makeups. The inventories are stated at the lower of cost or or net realizable value (determined on an average cost basis). The Company’s inventory consists of finished goods of $267,275 as of February 28, 2018.

Property and equipment:

Property and equipment are carried at cost less accumulated depreciation. Gains and losses from the retirement or disposition of property and equipment are included in operations in the period incurred. Maintenance and repairs are expensed as incurred. Depreciation is computed using straight line methods over the estimated useful lives of the assets as follows:

Years
Cylinders	2.5
Equipment	5
Vehicles	5

The Company reviews the carrying values of its property and equipment for possible impairment when events or changes in circumstance indicate that the related carrying amount may not be recoverable. Property and equipment to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Reportable Segment:

The Company has one reportable segment. The Company’s activities are interrelated, and each activity is dependent upon and supportive of the others. Accordingly, all significant operating decisions are based on the analysis of financial results provided by one single business.

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SUMMIT INNOVATIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1:	Nature of Business and Significant Accounting Policies (continued)

Revenue Recognition:

The Company recognizes revenues from the sale of its products, primarily chemical gases or chemical liquids. It is the Company’s policy that revenues from product sales is recognized in accordance with ASC 605 "Revenue Recognition". Four basic criteria must be met before revenue can be recognized; (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding fixed nature in selling prices of the products delivered and the collectability of those amounts. Provisions for discounts to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company recognizes revenues as risk and title to products transfers to the customer (which generally occurs at the time delivery is made or product is accepted by the customre), the sales price is fixed or determinable, and collectability is reasonably assured. Sales tax amounts collected from customers are recorded on a net basis.

Shipping and Handling Fees and costs:

The Company records shipping and handling fees billed to customers as revenue, and shipping and handling costs incurred by the Company in cost of goods sold.

Income taxes:

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC 740, "Income Taxes," which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company applies the provisions of ASC 740, "Accounting for Uncertainty in Income Taxes". The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company did not identify any material uncertain tax positions on returns that have been filed or that will be filed. The Company did not recognize any interest or penalties for unrecognized tax benefits during the fiscal year ended February 28, 2018, nor were any interest or penalties accrued as of February 28, 2017.

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SUMMIT INNOVATIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1:	Nature of Business and Significant Accounting Policies (continued)

Income taxes (continued):

The Company is a limited liability company and has elected to be taxed as a partnership for Federal and State income tax purposes, from date of inception to December 31, 2017. Therefore, it has no federal or state income tax liability as of December 31, 2017 and does not record a provision for income taxes in the United States during the period from inception till December 31, 2017, because each member reports that member’s share of the Company’s income or loss on that individual member’s income tax return, if the member is required to file one. The State of California imposes an annual franchise tax of $800, and an annual fee based on the amount of revenues, which has been reflected in these financial statements within general and administrative expenses. There was no deferred tax assets or liabilities at February 28, 2017.

As of January 1, 2018, the Company elected to be treated as a regular Corporation for tax purposes. The necessary documentation has been filed to effect such a transition with the Internal Revenue Service. Accordingly, income taxes are provided for the tax effects of transactions in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting.

All federal and state income tax return of the Company for 2016 and 2017 are subject to examination by the IRS, generally for three years after they were filed.

Stock-Based Compensation

The Company accounts for its stock-based compensation awards in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718 ("ASC"), Compensation-Stock Compensation ("ASC 718"). ASC 718 requires all equity-based payments to employees, including grants of profits interest, to be recognized in the statements of operations based on their fair values. The Company’s determination of fair value of membership unit-based payment awards on the date of grant is affected by a number of highly complex and subjective variables. These variables include but are not limited to the Company’s expected future cash flows. Because changes in the subjective assumptions can materially affect the estimated value.

Equity instruments (“instruments”) issued to non-employees are recorded on the basis of the fair value of the instruments, as required by ASC 505, Equity Based Payments to Non-Employees, or ASC 505. ASC 505 defines the measurement date and recognition period for such instruments. In general, the measurement date is when either (a) a performance commitment, as defined, is reached or (b) the earlier of the non-employee performance is complete. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in ASC 505.

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SUMMIT INNOVATIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1:	Nature of Business and Significant Accounting Policies (continued)

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires members to make estimates and assumptions that affect the reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Advertising expense:

The Company expenses advertising costs in the period they are incurred. Total advertising expense for the period from the date of inception to February 28, 2018 was $16,000.

Financial Instruments

The carrying amounts of "Cash and cash equivalents," "Accounts receivable," "Accounts payable," and "Accrued expenses" approximate fair value due to the short-term nature of these accounts.

Fair Value of Financial Instruments

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, are used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company applies the guidance applicable to fair value measurements. This accounting guidance clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. During the fiscal year ended February 28, 2018, there were no transfers between Level 1, Level 2 and Level 3.

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SUMMIT INNOVATIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1:	Nature of Business and Significant Accounting Policies (continued)

Fair Value Option for Financial Assets and Financial Liabilities

Authoritative guidance allows companies to choose to measure many financial instruments and certain other items at fair value. The Company has not elected to apply the fair value option to any of its financial assets or liabilities.

Other Risks, Uncertainties, and Concentrations

The Company’s clients participate in an industry that is characterized by intense competitive pressure, government regulations and cyclical market patterns. The Company’s results of operations are affected by a wide variety of factors, including general economic conditions, entry into the Company’s business space by new competitors, the ability to provide sufficient quantities of a given products or service(s) in a timely manner. Based on the factors noted herein, and the Company may experience substantial period-to-period fluctuations in future operating results.

Legal Proceedings

From time to time, the Company may be involved in disputes, litigation and other legal actions. The Company will record a charge equal to at least the minimum estimated liability for a loss contingency only when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements, and (ii) the range of loss can be reasonably estimated. The actual liability in any such matters may be materially different from the Company’s estimates, which could result in the need to adjust the liability and record additional expenses. The Company is not aware of any material pending or threatened litigation that is reasonably likely to have a material adverse effect on the results of operations, financial position or liquidity.

Comprehensive Income

Comprehensive income includes net income, as well as other changes in members’ equity that result from transactions and economic events other than those with members. Comprehensive income/loss consists of two components, net loss and other comprehensive income/loss. Other comprehensive income/loss refers to revenue, expenses, gains and losses that under U.S. generally accepted accounting principles are recorded as an element of members’ equity but are excluded from net loss. The Company’s has no elements of other comprehensive income/loss for the fiscal year ended February 28, 2018.

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SUMMIT INNOVATIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1:	Nature of Business and Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (ASC 606), to clarify the principles of recognizing revenue and create common revenue recognition guidance between U.S. GAAP and International Financial Reporting Standards. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services and is recognized at an amount that reflects the consideration expected to be received in exchange for such goods or services. In addition, ASC 606 requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The ASC is effective for fiscal years beginning after December 15, 2018, including interim reporting periods therein. The Company is currently evaluating the impact of the adoption of ASU 2016-12 on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either operating or financing, with such classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for fiscal years and interim periods within those years beginning after December 15, 2018, and early adoption is permitted. We are currently evaluating the impact ASU 2016-02 will have on our consolidated financial statements and associated disclosures.

In August 2016, FASB issued accounting standards update ASU-2016-15, “Statement of Cash Flows” (Topic 230) – Classification of Certain Cash Receipts and Cash Payments”, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments in this ASU are effective for public and nonpublic entities for fiscal years beginning after December 15, 2018, and interim periods with fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of the adoption of ASU 2016-15 on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements.

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SUMMIT INNOVATIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 2:	Concentrations of Credit Risk

The Company maintains cash balances at several financial institutions located in Colorado. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to the maximum limit of $250,000. At various times during the periods since inception to February 28, 2018, the Company had balances over the maximum limits at certain financial institutions.

For the period from fiscal year ended February 28, 2018, the Company had three major vendor/ supplier. These vendors were approximately 77% of the total product costs for the same period. The total balance owed to this vendor at February 28, 2018 was $984,152.

Note 3:	Property and Equipment

As of February 28, 2018, the major classes of property and equipment consist of:

Cylinder	$483,763
Equipment	14,953
Vehicles	232,299
Accumulated Depreciation	(76,121)
$654,894

Depreciation expense was $76,121, for the year ended February 28, 2018.

Note 4:	Accrued Expenses

Accrued expenses consist of the following:

Payroll	$7,500
Payroll taxes	10,100
Other	3,794
$21,394

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SUMMIT INNOVATIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 5:	Long-term Notes Payable- Related Party

On August 29, 2017, the Company sold in a private placement to qualified buyer and accredited investor a note unit. The Note Unit consisted of $250,000 principal amount of 12% secured Notes (August Note) due September 1, 2019, and an 8% membership interest. Total funds received of $250,000 were allocated $17,600 to the membership interest and $232,400 to the Note. The August Note requires monthly payments of interest only at 12% per year starting October 1, 2017. The note is secured by all inventory of the Company and is personally guaranteed by the majority member of the Company. The outstanding principle balance of the note is $250,000 at February 28, 2018. Accrued interest on this note was $-0- at February 28, 2018. The fair value of the membership interest of $17,600 at the time of issuance, which was determined based on valuation report prepared by a third-party valuation firm. The amount attributable to the membership interest was recorded as members’ capital and reduced the carrying value of the Notes. The discount on the Notes is being amortized to interest expense over the term of the Notes. At February 28, 2018, the unamortized discount on the Notes is approximately $13,933.

On December 4, 2107, the Company issued $345,000 secured note payable to a member, due on December 4, 2019. The interest rate is based on prime rate per the Wall Street Journal less 1.26%. The note requires monthly payments for principle and interest of $1,453 for the months from January 2018 to December 2018. The monthly payments increase to $1,498 for the months from January 2019 to December 2019. The note payable requires a final balloon payment which is due December 4, 2019. The payments include interest at the Wall Street Journal prime rate minus 1.26%. The note is secured by all personal property of the Company including inventory and related inventory equipment. The note is personally guaranteed by the majority member of the Company. The outstanding balance of the note is $343,289 at February 28, 2018. Accrued interest on the note was $-0- at February 28, 2018.

Maturities of related party long-term liabilities are as follows:

Years Ending February 28:
2019	$6,980
2020	586,309
593,289
Less note discount	13,199
$580,090

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SUMMIT INNOVATIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 6:	Long- term Notes Payable

From December 1, 2017 to January 4, 2018, the Company entered into six notes payable for the purchase of vehicles. The loans are secured by the vehicles and bear interest at a rate of 3.89% per annum. The notes and accrued and unpaid interest are payable in monthly installments ranging from $655 to $709. The principal balance of these loans at February 28, 2018, was $212,600. Accrued interest on these notes was $-0- at February 28, 2018.

Maturities of long-term liabilities are as follows:

Years Ending February 28:
2019	$41,395
2020	43,034
2021	44,739
2022	46,510
2023	36,921
$212,600

Note 7:	Members’ Equity

Membership Interest:

The term of the Company’s Operating Agreement (as amended) commenced in 2016 and shall continue in perpetuity until the Company is dissolved in accordance with the provisions of either the Operating Agreement or Colorado State law. The Company expresses its equity in terms of Units. Members’ equity was comprised of 10,249,534 Units at February 28, 2018. Until December 31, 2017, the profits and losses of the Company and all items of Company’s income, gain, loss, deduction, or credit are allocated to all Members in proportion to their respective Units, except in case of a loss. A net loss is allocated to the equity membership unit holders. Each holder of Units shall be entitled to one vote for each Unit held by such holder.

Effective January 1, 2018 the Company elected to be taxed as regular C-corporation, however, retaining its legal form as a limited liability company. The company is authorized to issue membership interest units.

In the fiscal year ended February 28, 2018 the Company issued an aggregate of 820,000 units. The estimated fair value of the 8% membership interest is $17,600.

On February 28, 2018, the Company issued approximately a 2% membership interest or 205,000 membership units to a consulting firm in exchange for professional services. The estimated fair value of the membership interest granted is recognized as a component of general and administrative expenses amounted to $217,194. The membership interest granted is fully vested on date of grant.

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SUMMIT INNOVATIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 7:	Members’ Equity (continued)

Membership Interest (continued):

Profits Interest:

During 2017 the Company entered into various Profits Interest Agreements with certain employees resulting in the Company granting a profits interest. These Agreements provide the employee will receive distributions of certain percentages of net profits earned by the Company.

On August 28, 2017, the Company issued Profits Interest to two individuals equivalent to 30.0% of the Company’s membership units or 3,807,470 units at February 28, 2018. On September 15, 2017, the Company issued profits interest to three individuals equivalent to 6.38% of the Company’s membership units or 618,424 units at February 28, 2018. The profits interests granted were immediately vested. The fair value of these Profit Interests granted is recognized as general and administrative expense in the statement of operations and amounted to $100,451.

The Company engaged the services of a valuation firm to assist management to estimate the fair value of all membership interest grants. The estimate was determined using the market and income approach. The income approach utilizes a discounted future cash flow model. The weighted average assumptions from multiple valuation methods were used in determining the fair value of the Profit Interests.

Note 8:	Income Taxes

From the Company’s inception in October 2016 to December 31, 2017, the Company was not subject to federal and state income taxes since it was taxed as a partnership. Effective January 1, 2018, the Company converted from being taxed as a partnership to a C corporation and, as a result, became subject to corporate federal and state income taxes. The Company’s accumulated deficit of $176,201 at that date was reclassified to membership capital.

For the period from January 1, 2018 to February 28, 2018, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At February 28, 2018, the Company had approximately $431,000 of federal and $431,000 of state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2038 for federal purposes and in 2033 for state purposes. The major components of the Company’s deferred tax assets consist of federal and state net loss carryforwards (ability to offset against future taxable income) and reserves for bad debts.

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SUMMIT INNOVATIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 8:	Income Taxes (continued)

For financial reporting purposes, the Company has incurred a loss in each period since its inception. Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance of $111,146 against its net deferred tax assets at February 2018.

On December 22, 2017, the Tax Cuts and Jobs Act (H.R. 1) (the “Tax Act”) was signed into law by President Trump. The Tax Act contains significant changes to corporate taxation, including reduction of the corporate tax rate from 35% to 21%, limitation of the tax deduction for interest expense to 30% of earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits. Since the Company elected to be taxed as a C-corporation effective January 1, 2018, there was no impact the Tax Act on the financial statements.

Note 9:	Commitments and Contingencies

The Company has several short-term operating leases in several states. The leases expire at various dates during 2018. The total rent expense for the period from inception to February 28, 2018 was $52,397.

From time to time the Company rents various pieces of equipment under short- term rated agreements.

Note 10:	Liquidity

During the fiscal year ended February 28, 2018, the Company has incurred a net loss. The Company has the ability to obtain additional capital through the issuance of debt or equity to meet its working capital needs from its members. The Company obtained additional debt financing subsequent to fiscal year end. The Company has made expenditures in its infrastructure and had substantially increased the customer support, sales and marketing staff. Management believes the Company has sufficient working capital resources to continue as a going concern through June 30, 2019. The Company has entered into a merger agreement with Kush Bottles, Inc., a public company, (see Note 11).

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SUMMIT INNOVATIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 11:	Subsequent Events

In accordance with ASC 855, “Subsequent Events”, the Company’s management has evaluated all subsequent events through May 31, 2018, the date the financial statements were available to be issued.

Subsequent to February 28, 2018 the Company did secure additional notes payable of $200,000 to fund working capital needs.

In April 2018, The Company entered into a merger agreement to be acquired by Kush Bottles, Inc., a provider of packaging, supplies, vaporizers, accessories and branding solutions for the regulated cannabis industry. The transaction is expected to close subject to confirmatory due diligence and certain closing conditions, including (among others) approval of the transaction by the equity holders of the Company. Under the terms of the merger agreement, the Company will merge into a wholly-owned subsidiary of Kush Bottles in exchange for 1,280,000 shares of Kush Bottles common stock and $3.2 million in cash, a portion of which will be held back to satisfy certain post-closing obligations. Kush Bottles will also issue up to an additional 1,280,000 shares of Kush Bottles common stock if the Company’s business achieves certain earn-out milestones of up to $12.0 million in eligible revenues during the twelve-month period following closing.

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